POWER OF ATTORNEY

 For Executing Forms 3, 4 and 5

  Know all persons by these presents, that the undersigned hereby constitutes and appoints DAVID W. BLACK, DAVID R. SCHWIESOW, or either of them acting singly, as his true and lawful attorney-in-fact:

    (i) to execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

   (ii) to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and

  (iii) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

  The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever desirable, requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or the rules thereunder.  The duration of this Power of Attorney shall be until the death of the undersigned or until the undersigned shall have filed a statement with the United States Securities and Exchange Commission revoking the authority herein granted.

  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of June 2005.

      /s/Judy A. Ethell

     Name: Judy Ethell

??